ASSET PURCHASE AGREEMENT

                                     BETWEEN

                             AMERICANA DINING CORP.,

                                    AS SELLER

                                       AND

                          NEW BRIGHTON VENTURES, INC.,

                                    AS BUYER

                             DATED: March ___, 1996



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                                TABLE OF CONTENTS
Exhibits:

Exhibit A:        Sublease Agreement
Exhibit B:        Sub-License Agreement
Exhibit C:        Promissory Note
Exhibit D:        Security Agreement
Exhibit E:        Assignment of Contracts, Licenses, Permits, Agreements,
                    Warranties and Approvals
Exhibit F:        Stock Pledge Agreement
Exhibit G:        Limited Guaranty
Exhibit H:        Opinion of Seller Counsel
Exhibit I:        Lessor Consent and Certificate
Exhibit J:        Opinion of Buyer's Counsel
Exhibit K:        Interim Management Agreement

Schedules:

Schedule I:       Assumed Contracts
Schedule II:      List of Furniture, Fixtures and Equipment
Schedule III:     Permitted Encumbrances

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is made and entered into as of the ___ day of March, 1996, by and between:

(a) Americana Dining Corp., a Delaware corporation (the "Seller").
(b) New Brighton Ventures, Inc., a Minnesota corporation (the "Buyer").

                                    RECITALS
         WHEREAS, Seller presently operates a restaurant and on-sale beverage business (collectively, the "Restaurant") located at 2397 Palmer Drive, New Brighton, Minnesota 55112 (the "Location").

         WHEREAS, Seller owns furniture, fixtures, equipment and leasehold improvements, goodwill and other general intangibles at the Location. Buyer desires to purchase and have assigned and transferred to it such assets.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is hereby agreed by and between the parties as follows:


                                    ARTICLE

                              CERTAIN DEFINITIONS

Section 1
Definitions

     For purposes of this Agreement, the following terms shall have the meanings set forth below: "Assumed Obligations" means:

All obligations accruing from and after the Date of Closing (as hereafter defined) under the Sublease and under the other leases, contracts, purchase agreements, permits, licenses and other obligations described on Schedule I attached hereto and other similar or replacement agreements entered into by Seller in the ordinary course of business of operating the Restaurant in accordance with past practice between the date hereof and the Date of Closing, including, without limitation, all base rent, common area charges, operating expenses and other similar costs, expenses, obligations and liabilities accruing under such agreements from and after the Date of Closing.

All Taxes (as defined below) incurred by or on behalf of Buyer from and after the Date of Closing in connection with the operation of the Restaurant from and after the Date of Closing.

The  fees and expenses payable by Buyer under Section 14.8 below.

To the extent not included above, any and all debts, liabilities and obligations which arise, result from, or relate in any way to the operation of the Restaurant by Buyer following the Date of Closing, including all amounts due any employees employed in connection with the operation of business conducted on the Location from and after the Date of Closing, including, without limitation, all salaries, wages and other amounts due such employees and all employee payroll deductions such as FICA, state and federal withholding taxes, unemployment compensation taxes, union or other required payments or deductions and all vacation or sick leave benefits or pay (but only to the extent that such amounts relate to services performed by such employees at the Location or such other location as previously designated by Mr. Wagenheim from and after the Date of Closing). "Main Lease" means the following: (a) Lease Agreement dated as of October 17, 1990 between Daniel W. Engelsma, Bruce W. Engelsma and Philip F. Boelter, as Trustees of the Lloyd Engelsma 1984 Family Trust, underIrrevocable Trust Agreement dated June 20, 1984, as Lessor (the "Main Lessor") and Renard Ventures, II, Ltd., as Tenant. (b) Amendment to Lease Agreement dated as of January 7, 1991. (c) Amendment to Lease Agreement dated as of February 26, 1991.
(d) Assignment of Lease, Acceptance or Assignment and Consent to Assignment between Renard Ventures, II, Ltd. and Champps Entertainment, Inc. (e) Amendment No. 3 to Lease Agreement executed as of February 12, 1992 by the Sub-Lessor and the Main Lessor. "Sublease" means the Sublease Agreement to be executed between Buyer and Seller as of the Date of Closing in substantially the form of Exhibit A attached hereto. "Taxes" means all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamps taxes, transfer taxes and windfall profit taxes, whether or not measured in whole or in part by net income,and all deficiencies, or other additions, including interest, fines and penalties


                                    ARTICLE

                          SALE AND PURCHASE OF ASSETS

Section 2
Property to be Sold

Seller, in consideration of the covenants and agreements of Buyer hereinafter set forth, does hereby agree to sell, transfer, assign and convey unto Buyer, its successors and assigns, the business and goodwill of the Restaurant and the tangible operating assets located at the Location and used in the operation of the Restaurant (collectively, the "Assets") (exclusive, however, of the assets described in Section 2.3 below), including, but not limited to the following:

The furniture fixtures and equipment described on Schedule II attached hereto and all furniture, fixtures, equipment, furnishings, maintenance equipment and leasehold improvements, all trade fixtures, furnishings, machinery and equipment, cooking utensils, glassware, dishes, silverware, and supplies and other personal property located on or about the Location or used by Seller in the operation of the Restaurant at the Location.

Customer lists, vendor lists, operating paper goods and business forms, rights to telephone numbers and directory listings and goodwill associated with the Restaurant.

The Seller's interest, if any, in the service and maintenance contracts, real estate and equipment leases, permits and licenses and other contracts, permits and licenses pertaining to the operation of the Restaurant at the Location and described on Schedule I hereto.


Section 2
"AS-IS" PURCHASE

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER HAS FULLY EXAMINED THE ASSETS AND HAS RELIED ON ITS OWN DISCRETION AND JUDGMENT WITH REGARD TO THE TRANSACTIONS CONTEMPLATED HEREUNDER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ASSETS HAVE BEEN SOLD ON AN "AS IS" AND "WHERE IS" BASIS, WITH NO REPRESENTATIONS OR WARRANTIES OF SELLER OF ANY KIND, TYPE OR NATURE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE VALUE, PAST, PRESENT OR FUTURE INCOME, COMPLIANCE WITH SPECIFICATIONS, SIZE, LOCATION, AGE, USE, MERCHANTABILITY, DESIGN, QUALITY, DESCRIPTION, DURABILITY, OPERATION OR CONDITIONS OF THE ASSETS, WHETHER VISIBLE OR NOT.


Section 2
Excluded Assets

Buyer and Seller expressly understand and agree that Seller has not agreed to sell, assign, transfer or convey (a) Seller's corporate minute book, stock books,accounts receivable and other rights to payment, bonds and savings certificates and bank accounts, (b) all trade names, trademarks, service marks, symbols, logos, copyrights and other proprietary materials or trade rights used by Seller in the operation of the Restaurant and all registrations, applications and licenses for any of the foregoing, it being understood that Buyer and Seller will, on the Date of Closing, enter into a Sub-License Agreement in substantially the form attached hereto as Exhibit B (the "Sub-License Agreement") whereby Buyer will obtain certain rights to use the foregoing in the operation of the Restaurant under the terms and conditions set forth in the Sub-License Agreement, and (c) all cash and cash equivalents except as otherwise provided in Article IV hereof.


Section 2
Assets to be Transferred Free and Clear

The Assets to be transferred by Seller to Buyer shall be transferred free and clear of all liabilities, obligations, security interests, and encumbrances, except for the security interests and encumbrances of Seller ("Permitted Encumbrances") set forth on Schedule III attached hereto.


Section 2
Assumption of Liabilities

Buyer, in consideration of the covenants and agreements of Seller hereinafterset forth, does hereby agree to assume and perform the Assumed Obligations.


                                    ARTICLE

                                 PURCHASE PRICE



Section 3
Purchase Price and Payment

Buyer, in consideration of the covenants and agreements of Seller, hereby agrees to pay to Seller as and for the purchase price for the Assets (exclusive of the price of inventory and cash-on-hand as provided in Article IV hereof) the sum of ONE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,350,000) (the "Purchase Price"): (a) The sum of $70,000 shall be due and payable in cash or certified funds on the Date of Closing. (b) The balance of the Purchase Price (to wit: $1,280,000) shall be payable in the form of a promissory note (the "Note") to be executed and delivered as of the Date of Closing in substantially the form of Exhibit C attached hereto. Payment and performance of Note shall be secured by the following documents to be executed as of the Date of Closing:
@Style #7@ (i) Security Agreement (the "Security Agreement") to be executed by the Buyer in substantially the form of Exhibit D attached hereto. @Style #7@
(ii) Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals (the "Assignment of Contracts") to be executed by the Buyer in the form of Exhibit E attached hereto. (iii) Stock Pledge Agreement (the "Stock Pledge Agreement") to be executed by Steven J. Wagenheim, and other stockholders of Buyer in the form of Exhibit F attached hereto. @Style #7@ (iv) Limited Guaranty (the "Limited Guaranty") be executed by Steven J. Wagenheim in the form of Exhibit G attached hereto.


Section 3
Allocation of Purchase Price

Buyer and Seller shall attempt in good faith to reach an agreement on or before the Date of Closing with regard to the allocation of the Purchase Price between the Assets to be acquired hereunder. The Purchase Price shall be allocated among the Assets in accordance with the agreement of the parties. Seller and Buyer shall prepare their federal, state, local and foreign tax returns in a manner which is consistent with allocation to be prepared in accordance with this Agreement, and, to the extent applicable, shall comply with, andfurnish information required by, Section 1060 of the Tax Code of 1986 and the treasury regulations thereunder.


                                    ARTICLE

                           INVENTORY AND CASH-ON-HAND

Buyer shall purchase on the Date of Closing, and Seller shall sell, all of Seller's inventory of non-obsolete food, miscellaneous saleable products and beverages (the "Inventory") located within the Location based on an inventory taken the night prior to the Date of Closing by representatives of Buyer and Seller. Such inventory of assets and supplies shall be in writing and shall describe the quantity of each item constituting a part of the Inventory. The Inventory shall be valued at the Seller's invoice prices, except that unusable or obsolete supply shall be written to zero value. The price of the Inventory, as determined in accordance with this Article IV, shall be accepted by the parties on the Date of Closing and shall be paid by Buyer, in cash, within fifteen (15) days from the Date of Closing. In addition to the foregoing, the Buyer shall tender cash to Seller on the Date of Closing in an amount equal to the Restaurant's cash-on-hand (consisting of so-called "change funds" at the Location) and such cash-on-hand shall be transferred to Buyer as of the Date of Closing.


                                    ARTICLE

                                   PRORATION

The following items relating to the Assets will be prorated between Buyer and Seller as of the Closing Date:

Pre-paid lease and service contracts and other items assumed by Buyer (except that there shall be no proration of prepaid fees under any management contract).

Water and other utility charges, assignable deposits, rent and all other common area maintenance charges due under the Main Lease.

Prepaid liquor and food license fees and other fees and other charges for licenses and permits assigned by Seller to Buyer (but only to the extent that such licenses and permits are assignable by Seller to Buyer under applicable law).

Vacation pay and employee wages.

All other items customarily prorated and adjusted in connection with the sale of property of the type contemplated by this Agreement. All prorations required under this Article V shall be allocated so that items relating to time periods prior to the Closing Date will be allocated to Seller and items relating to timeperiods beginning on or after the Closing Date will be allocated to Buyer (but only to the extent that such assets are part of the Assets acquired by Buyer hereunder and such liabilities are part of the Assumed Obligations assumed by Buyer). Seller shall provide Buyer with its written estimate of the amount payable by Buyer or Seller, as the case may be, under this Article V within ten
(10) days of the Date of Closing. Buyer and Seller shall negotiate in good faith to resolve any disagreements concerning the adjustments contemplated under this
Article V prior to the Date of Closing. In the event that the parties are unable to resolve any such disagreement within fifteen (15) days following delivery to Buyer of Seller's estimate, then, in such event, the parties shall submit the dispute to a mutually accepted independent accountant (the "Reviewing Accountant") to resolve such disagreement. Any determination by the Reviewing Accountant shall be completed by no later than ninety (90) days following the submission of the matter and shall be final, binding and conclusive with respect to the matters in dispute, absent fraud or manifest error. The fees of the Reviewing Accountant shall be proportioned equally between Buyer and Seller. The net amount of the prorations required hereunder shall be settled and paid in cash on or before the later of (a) June 1, 1996or (b) if prior to June 1, 1996 these matters are submitted to the Reviewing Accountant, within five days following receipt of the report of the Reviewing Accountant. If any terms prorated as of the Date of Closing are based on estimates (including, without limitation, percentage rents and common area charges under the Main Lease) such proration shall be adjusted at such time as the final adjustments of such payments are made and any amounts due Seller or Buyer, as the case may be, on account thereof shall be paid in cash within ten (10) days following such adjustment.


                                    ARTICLE

                                    CLOSING



Section 6
Date of Closing

The date of closing ("Date of Closing" or "Closing Date") shall occur at 9:00 a.m. on April 1, 1996. The closing shall take place at the offices of Briggs and Morgan, 2400 IDS Center, Minneapolis, Minnesota, or at such other place as the parties may agree. Buyer shall assume possession of the Restaurant and Assets at the Location as of midnight on March 31, 1996.


Section 6
Deliveries of Seller

At the closing, Seller shall deliver the following documents to Buyer:

Such bills of sale, assumptions of obligations, assignments and other instruments of transfer, in form and substance reasonably satisfactory to Buyer, as shall be sufficient to transfer to Buyer all of Seller's right, title and interest in and to the Assets and all Assumed Obligations.

Certified resolutions of Seller's Board of Directors to evidence Seller's authority to execute, deliver and perform this Agreement and the documents required to consummate the transactions contemplated by this Agreement.

An opinion of counsel for Seller in substantially the form attached hereto as Exhibit H.

An executed Sublease, together with an executed consent and estoppel certificate from the Main Lessor in substantially the form of Exhibit I attached hereto.

An executed Sub-License, substantially in the form of Exhibit B, together with the consent thereto of Champps Entertainment, Inc. in form and substance reasonably acceptable to Buyer. The instruments of transfer to be delivered under this Section 6.2 shall (i) be in the form and will contain the warranties, covenants and other provisions which are usual and customary for transferring the type of property involved under the laws of thejurisdiction applicable to such transfer (provided, however, that such warranties and covenants shall not expand or be otherwise inconsistent with any of the representations, covenants or warranties of this Agreement), (ii) be in form and substance reasonably satisfactory to Buyer and its counsel, and (iii) effectively vest in Buyer good and marketable title to all the Assets free and clear of all liens, restrictions and encumbrances other than the Permitted Encumbrances.


Section 6
Deliveries of Buyer

At the closing, the Buyer (or Mr. Wagenheim, as appropriate) shall deliver to Seller the following:

The Note, Security Agreement, Assignment of Contracts (together with one or more completed UCC-1 financing statements suitable for filing with the Minnesota Secretary of State and such local filing offices as Seller may determine).

The Sublease.

The Limited Guaranty and Stock Pledge Agreement (together with original certificates representing all issued and outstanding capital stock of Buyer with stock powers executed in blank). Certified resolutions of Buyer's Board of Directors and sole shareholder to evidence Buyer's authority to execute,delivery and perform this Agreement, the Note, Security Agreement and Assignment of Contracts and the other documents required to consummate the transactions contemplated by this Agreement. An opinion of counsel for Buyer in substantially the form of Exhibit J attached hereto. Insurance certificate showing that Buyer has in effect insurance in compliance with the Note and Security Agreement and naming the Seller as loss payee on casualty policies and as an additional insured party on liability policies. Such other documents, certificates and instruments as may be reasonably requested by Seller in connection with the transactions contemplated hereby.


Section 6
Collection of Accounts Receivable

From and after the Date of Closing, Buyer shall use reasonable commercial efforts in accordance with usual and customary business procedures to collect for the account of Seller the balance due under all credit card sales and other accounts receivable generated by Seller in connection with the operation of the Restaurant prior to the Date of Closing; provided, however, that Buyer shall not be obligated to Seller in any way for the collection of the accountsreceivables other than for the actual accounting to Seller of the money actually received for the account of Seller subsequent to the Closing Date and for a period of sixty (60) days thereafter. All amounts collected by the Buyer for the account of Seller under this Section 6.4 shall be immediately remitted to Seller. It is understood and agreed that Buyer shall not be required to institute litigation or other collection actions with respect to any of Seller's account debtors.


                                    ARTICLE

                              CONDUCT OF BUSINESS



Section 7
Conduct of Business up to Closing Date

During the period between the date hereof and the Closing Date, Seller agrees that it will continue to operate the Restaurant diligently and only in the ordinary course of business. Seller will not take any action which will cause any material change in the operations of the Restaurant or in the properties utilized in its operations, other than changes in the ordinary course of business. Seller agrees to:

Use its best efforts to preserve intact for Buyer the Restaurant's business and employees and the favor of the customers, suppliers and others having relations with the Restaurant in connection with the operation thereof. Refrain from making any sale or disposition of any asset or property to be acquired by the Buyer hereunder other than in the ordinary course of business, from purchasing any capital asset relating to the Restaurant costing more than $25,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the properties or assets to be acquired by Buyer hereunder. Refrain from making any change in the compensation payable or to become payable to any of the employees of the Restaurant. Promptly notify Buyer of any breach or default by Seller under the terms of this Agreement.


Section 7
Authorization from Others

Prior to the Closing Date, Seller will use its best efforts, but without cost to Seller, to obtain, the consent of the Lessor to the Sublease contemplated under sub-paragraph (d) of Section 6.2 above and all other authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.


Section 7
Consummation of Agreement

Seller shall use its best efforts, but without cost to Seller, to perform and fulfill all conditions and obligations on its part to be performedand fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.


Section 7
Non-Competition

Seller agrees that, so long as the Sub-License remains in effect in accordance with its terms, Seller will not, without the express written consent of Buyer, within seven (7) miles from the Location, directly or indirectly, engage or participate in the ownership, operation, licensing, franchising (whether as owner, part-owner, shareholder, partner or otherwise) of restaurants that Buyer is able to show are substantially similar in trade dress and concept to "Champps Americana" restaurants, as such trade dress and concept is incorporated as of the Date of Closing in the Restaurant, except for any such restaurants that are currently in operation; provided, however, that Seller may make passive investments in a competitive enterprise, the shares of which are publicly traded, if such investment constitutes less than one percent (1%) of the equity of such enterprise. Without implied limitation, the foregoing covenant shall include: (i) until March 1, 1997 not hiring for or on behalf of Seller or any of its affiliates any officer or employee of Buyer; and (ii) not soliciting for hire by Seller or any of its affiliates any officer or employee of Buyer or any ofits affiliates and not encouraging for or on behalf of Seller or any of its affiliates any officer, employee, licensee, franchisee, supplier or other service provider to terminate his or her relationship with Buyer or any of its affiliates.


Section 7
Employees

Except as may be otherwise agreed by the parties as a result of good faith negotiation, Seller shall use its best efforts, but without cost to Seller, to insure that all existing employees of the Restaurant employed at the Location will, if required by Buyer on or prior to the Date of Closing, remain as employees following the Date of Closing contemplated herein. It is anticipated and agreed that such existing employees of Seller will become employees of the Buyer as of the Date of Closing. Buyer shall offer employment to all employees of the Restaurant employed at the Location except those listed on the schedule set forth in clause (b) below and all such employees who accept Buyer's offer of employment shall become employees of Buyer as of the Date of Closing. The parties acknowledge and agree that Buyer shall not acquire any rights or interests of Seller in, or assume or have any obligations or liabilities of Seller under, any employee benefit plans of Seller with the exception of vacationsaccrued but not taken as of the Date of Closing. Under no circumstances, however, shall the Buyer be obligated to retain any of Seller's existing employees following the Date of Closing.

Not later than March 15, 1996, Buyer shall provide Seller with a schedule of the employees, if any, that will not be offered employment by the Buyer following the Date of Closing. If required by the Buyer prior to closing, Seller shall be free in its sole discretion to either re-assign or terminate the employment of the employees identified by Buyer on such schedule. Seller warrants that it will not, without the prior written consent of Buyer, enter into any contract of employment (except for the employment of hourly employees in the ordinary course of business) with respect to any employees of the Restaurant.

Notwithstanding the foregoing, Buyer acknowledges that Seller has not provided the existing employees of the Restaurant with a notice of employment loss under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101, et. seq., on the basis of the understanding and agreement of the parties that the transaction contemplated hereunder willnot result in an "employment loss" within the meaning of such statute.


Section 7
Removal of Assets

Seller shall not remove from the Location any of the physical Assets to be purchased hereunder (except for items replaced in the ordinary course of business with items of equivalent value).


Section 7
Access

Seller shall permit the Buyer, and its agents or employees, to have access to the Restaurant during ordinary business hours for the purpose of observing the operation of the Restaurant and reviewing the books and records of the Restaurant, all at the sole cost and expense of Buyer. Under no circumstances shall Buyer participate in the management of the Restaurant prior to closing and under no circumstances shall the Buyer have any liability for any disputes or damages arising from such management.


Section 7
Termination of Management Agreements

Seller shall, on or before the Date of Closing, and as a condition of closing:

Terminate all existing management contracts or agreements with respect to the Restaurant.

Except for the Permitted Encumbrances, obtain a release or termination of any liens or encumbrances on any ofthe Assets to be acquired under this Agreement, including, without limitation, the release or termination of that certain UCC-1 financing statement executed by Seller in favor of DAKA International Inc. ("DAKA") as ---- filed with the Minnesota Secretary of State on March 30, 1994 as File Number 1661931.

Obtain the consent of the current mortgagee under that certain Combination Mortgage, Security Agreement and Fixture Filing executed by Seller in favor of DAKA on or about March 28, 1994.

Subject to all applicable provisions of Article I hereof, pay and discharge as the same become due, all of Seller's trade obligations and liabilities required to be paid on or prior to the Closing Date with respect to Seller's ownership and operation of the Restaurant, including, but not limited to:

All amounts due vendors or other persons providing goods, supplies or services to the Restaurant.

All utilities, including sewer, water, gas, electric and other services.

All amounts due any lessor under any lease for the Restaurant as of the Closing Date and as of any possession date of the Restaurant as basic rent, commonarea expense, percentage rent or other payment or charge required to be made by the lessee or sublessee thereunder, it being understood between Seller and Buyer that there shall be a pro rata and per diem adjustment between Seller and Buyer of said liabilities under such lease.

All amounts due Seller's employees, including salaries, wages and other emoluments due such employees as of the Closing Date, also including employee payroll deductions such as FICA, state and federal withholding taxes, unemployment compensation taxes, union or other required payments or deductions, accrued employees' vacation pay or sick leave benefits.



                                    ARTICLE

                           ASSUMPTION OF LIABILITIES

Buyer  shall  assume  on  the  Date  of  Closing  all  obligations,  duties  and liabilities arising under or with respect to any of the Assumed Obligations. Seller and Buyer acknowledge and agree that Buyer has not agreed to assume any of Seller's liabilities and obligations except for the Assumed Obligations. The assumption of the AssumedObligations by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities. Except as expressly provided herein, Buyer does not and shall not assume any liabilities or obligations of the Seller or any other person, corporation, partnership, or entity, incurred as a consequence of the ownership of the Assets or as a consequence of the operation of the Restaurant or as a consequence of this Agreement or the sale, assignment and transfer contemplated hereunder. Without limiting the generality of the foregoing, it is understood and agreed that Buyer shall not assume and shall not pay any of the following liabilities:

Liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein (including, without limitation, counsel and accountant's fees, and expenses pertaining to the performance by Seller of its obligations hereunder).

Except as provided in Section 14.8 below, Taxes of Seller (whether relating to periods before or after the Date of Closing), including any liability for Taxes arising out of any transferee liability.

Liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class.

Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.


                                    ARTICLE

                                   CONDITIONS



Section 9
Conditions to Obligations of Seller

Unless waived by Seller in writing, the obligations of Seller to sell the Assets are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

Buyer shall have  delivered  to Seller the  documents  and items  identified  in
Section 6.3 hereof.

Buyer shall have complied in all material respects with the covenants, agreements and conditions of Buyer contained herein to be performed at or prior to the closing. The transactions contemplated under the Stock Purchase Agreement (the "SPA") executed between DAKA and certain shareholders of Seller as of March ___, 1996 shall have closed in accordance with the terms of the SPA and the documents and other instruments attached to or referred to in the SPA shall have been executed and delivered.

The representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date and all actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by counsel for Seller, and such counsel shall have received on behalf of Seller such other certificates, opinions, and documents in form satisfactory to counsel for Seller, as Seller may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the closing and the correctness as of the closing of the representations and warranties of Buyer. Seller shall also have received all required authorizations, waivers, consents and permits to permit the transactions contemplatedby this Agreement, in form and substance reasonably satisfactory to Seller, from all third parties, including without limitation applicable governmental authorities, regulatory agencies, Seller's lessors, lenders and contract parties, required in connection with the transfer of Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, accelerations or modification of any agreement, contract, instruments, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award binding on Seller or otherwise applicable to the Restaurant as a result of, or in connection with, the execution and performance of this Agreement or as a result of any action taken by any party holding a mortgage, lien or other encumbrance on the Location. Seller shall diligently and in good faith undertake to obtain the approvals, licenses and other matters referred to in subsection (e) of this
Section 9.1. Buyer shall reasonably cooperate with the Seller in the performance by the Seller of its obligations hereunder.


Section 9
Conditions to Obligations of Buyer

Unless waived by Buyer in writing, the obligations of Buyer to purchase the Assets are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

Seller  shall have  delivered to Buyer the  documents  and items  identified  in
Section 6.2 hereof.

Seller shall have complied in all material respects with the covenants, agreements and conditions of Seller contained herein to be performed at or prior to the closing. The transactions contemplated under the SPA shall have closed in accordance with the terms of the Merger Agreement and the documents and other instruments attached to or referred to in the SPA shall have been executed and delivered.

The representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date and all actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by counsel for Buyer, and such counselshall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to counsel for Buyer, as Buyer may reasonably require from Seller to evidence compliance with the terms and conditions hereof as of the closing and the correctness as of the closing of the representations and warranties of Seller.

Except as provided in Section 9.3 below, Buyer shall have received (i) all health, restaurant, food, liquor and other governmental licenses, permits and approvals necessary or appropriate, in the reasonable judgment of the Buyer, to the continued operation and management of the Restaurant, and (ii) all required authorizations, waivers, consents and permits to permit the continuation of the business of the Restaurant and the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitations, applicable governmental authorities, regulatory agencies, Seller's lessors, lenders, the holders of any mortgages or other liens on the Location and contract parties, required in connection with the transfer of Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, accelerations or modification of anyagreement, contract, instruments, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award binding on Seller or otherwise applicable to the Restaurant as a result of, or in connection with, the execution and performance of this Agreement or as a result of any action taken by any party holding a mortgage, lien or other encumbrance on the Location. Buyer shall diligently and in good faith undertake to obtain the approvals, licenses and other matters referred to in subsection (e) of this Section 9.2. Seller shall reasonably cooperate with the Buyer in the performance by the Buyer of its obligations hereunder.


Section 9
Liquor License.

This transaction shall be submitted to the appropriate licensing authorities of the City of New Brighton, Minnesota (the "City"), and any other governmental authority responsible for the issuance of first-class on-sale food and liquor licenses and Buyer and Seller shall each use their best efforts and utmost good faith and use all diligence to secure such licenses. Pending issuance of the food and liquor license referred to in this Section 9.3, the Buyer shall operate the Restaurant under authority of Seller's existinglicenses under the terms of an interim management agreement (the "Interim Management Agreement") in substantially the form of Exhibit K attached hereto. Notwithstanding anything to the contrary contained in Interim Management Agreement, Seller shall not be obligated to provide Buyer with overhead, corporate, accounting, legal and other similar services following the Date of Closing.

In the event that either party is notified that the City will not permit the parties to continue operation of the Restaurant on the terms of the Interim Management Agreement, or in the event that Seller's existing food and beverage license shall become subject to any proceeding for the revocation of such license, or in the event that the existing license should not be renewed for reasons outside of Buyer's control, then, in any such event:

The instruments of transfer referred to in Section 6.2 shall be returned to Seller and Buyer shall execute and deliver to Seller (or cause to be executed and delivered) all documents and instruments necessary to revest Seller with good and marketable title to the Assets (subject to the Permitted Encumbrances and suchother liens and encumbrances incurred by or on behalf of Seller).

Seller shall return to Buyer all payments made by Buyer hereunder or under the Note, together with interest on such amount from the date of payment by Buyer to Seller, until repaid by Seller, at an annual rate of six (6) percent, less the actual net profit recovered by Buyer for the operation of the Restaurant and payable to Buyer under the Interim Management Agreement for the period beginning on the Date of Closing and ending on the date of retransfer contemplated under this Section 9.3.

If, despite the best efforts of each party to obtain a liquor license, appropriate food and liquor licenses are terminated or not issued to Buyer until within one year following the Closing Date or upon formal notification of denial of such licenses by the City, whichever first will occur, and in the further event of a dispute or controversy with regard to the payments to be made or received in accordance with Section 9.3(a) above, then, in any such event, such a dispute or controversy shall be submitted to a final, binding and conclusive arbitration pursuant to Minn. Stat. ss. 572.08 et. seq. to be conducted in accordance with the rulesand procedures of the American Arbitration Association ("AAA"). Three independent arbitrators, one to be approved each of the parties and third by the two so chosen shall be selected, either based on mutual agreement or from the panel submitted by the AAA. The panel shall have authority, within its discretion to award, as part of its decision such additional amounts for actual damages, expenses, costs and attorney fees if it finds bad faith as to one of the parties. Additional, the panel may award interest at the annual rate of six percent (6%) from the date determined by the panel until such payments are paid. The decision of the arbitrators shall be final and binding, and for the purpose of entering any award, the decision may be reduced to a judgment of any court of appropriate jurisdiction.

Notwithstanding the foregoing, Buyer or Seller or both shall be entitled to seek injunctive action against the City to enjoin the non-renewal or termination of the liquor license as a result of the transaction contemplated herein. If such injunction is granted, Section 9.3(a) shall not be implemented until final adjudication is exhausted.

Notwithstanding anything to the contrary contained herein, or in any instrument of transfer delivered hereunder,the Buyer shall not acquire a pecuniary interest in the Restaurant prior to the issuance of the new licenses referred to in
Section 9.3(a) in violation of any applicable state or local law or ordinance.


                                    ARTICLE

                            TERMINATION OF AGREEMENT



Section 10
Termination

This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

By mutual written consent of Seller and Buyer.

By either Buyer or by Seller if the closing shall not have occurred prior to the close of business on May 15, 1996, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) may do so only if the failure to close shall not have resulted from the failure of such party to comply with any of the terms of this Agreement or from the inaccuracy of any representation or warranty of such party.


                                    ARTICLE

                             SELLER REPRESENTATIONS

As an integral part of this Agreement, and in order to induce Buyer to enter into this Agreement and purchase the Assets, Seller hereby covenants, represents and warrants to Buyer:


Section 11
Execution and Delivery; Effect of Agreement

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted.


Section 11
Authority of Seller

Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, documents and instrument have been duly authorized by all necessary action of Seller and no other action on the part of Seller is required in connection therewith.

This Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller enforceable in accordance with their terms. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

Does not and will not violate any provision of the Articles of Incorporation or by-laws of Seller.

Does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (except that certain governmental consents and authorizations are required in connection with the operation of a bar and restaurant business at the Location).

Except for those consents required under the Main Lease, except for those liens or charges to be discharged at closing, does not and will not result in a breach of, constitute a default under, accelerate anyobligation under, or give rise to a right of termination of any indenture or loan or credit agreement or other permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which the property of Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Assets.


Section 11
Conduct of Business

To the knowledge of Seller:

Except as disclosed on Schedule III attached hereto, Buyer will acquire at closing title to the Assets free from, and not subject to, any lien, mortgage, restriction, encumbrance or other charge of any kind.

Seller is currently in possession of the Location pursuant to the Main Lease; Seller has not defaulted in the payment of performance of any obligation of Seller under the Main Lease.

There are no collective bargaining agreements in effect with any of Seller's employees. Seller has and will pay all its trade payables and other obligations relating to the Restaurant which are due or required to be paid on or prior to the Date of Closing through the Date of Closing. Seller has prepared and filed with the appropriate United States, State and local governmental agencies, all tax returns required to be filed and has paid all taxes payable or which have become due pursuant to any assessments, deficiency notice, 30-day letter, or similar notice received by Seller, if any.

Except as disclosed on Schedule III attached hereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Federal, probate, municipal, or other court, or any governmental administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the Seller's knowledge threatened against, or relating to affecting Seller by reason of the Restaurant or the transactions contemplated by this Agreement. Seller has not:

Except for the Permitted Encumbrances, mortgaged, pledged or subjected to lien or any other encumbrance any of the Assets.

Sold, transferred, or leased any of the Assets, except for the sale of inventory in the ordinary course of business. As used herein, the terms "Seller's knowledge," "knowledge of Seller," or words of similar effect shall mean the actual personal knowledge of the employees of DAKA, without attribution for the knowledge of Mr. Wagenheim, Edmund Fadel or any employees of Seller who report directly to Messrs. Wagenheim or Fadel.


                                    ARTICLE

                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:


Section 12
Execution and Delivery; Effect of Agreement

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted.


Section 12
Authority of Buyer

Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant tothis Agreement, including but not limited to the Note, Security Agreement, Assignment of Contracts and Sublease, and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

Does not and will not violate any provision of the Articles of Incorporation or Bylaws of Buyer.

Does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that hasnot been obtained or made (except that certain governmental consents and authorizations are required in connection with the operation of a bar and restaurant business at the Location).

As of the Date of Closing, the Stock Pledge Agreement and Limited Guaranty will represent legal, valid and binding obligations of Mr. Wagenheim and such instruments shall be enforceable against Mr. Wagenheim in accordance with their respective terms.


Section 12
Consents

No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required to be obtained by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement, the Note, the Security Agreement, the Assignment of Contracts, the Stock Pledge Agreement or the Limited Guaranty, or the taking by Buyer of any other action contemplated hereby.


Section 12
Title to Assets

As of the Date of Closing, Buyer shall own the Assets free and clear of all liens and encumbrances, except for the Permitted Encumbrances and such other liens and encumbrances as may have been created by Seller prior to the Date of Closing.


Section 12
Availability of Funds

Buyer will have available at the closing sufficient funds to enable it to consummate the transactions contemplated by this Agreement.


Section 12
Solvency

The present fair saleable value of the assets of the Buyer will, immediately following the Date of Closing, exceed the amount that will be required to be paid on or in respect of its debts and other liabilities (including contingent liabilities) as they mature. The assets of the Buyer do not, and immediately following the Date of Closing will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Buyer does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Buyer and the amounts to be payable on or in respect of its obligations).


Section 12
Litigation

There is no litigation pending or, to Buyer's knowledge, threatened by or against or affecting Buyer, which seeks to enjoin, challenge the validity of this Agreement or obtain damages or other relief in respect of the consummation of the transaction contemplated hereby.


Section 12
Representation by Counsel

Buyer has been represented by legal counsel in connection with the transactioncontemplated in this Agreement and has relied upon such independent counsel with respect to all legal and tax consequence of the transaction contemplated herein.


Section 12
Sophisticated Investor

Buyer is a knowledgeable and sophisticated investor in assets of the type to be conveyed under this Agreement.


Section 12
No Brokers

Neither Buyer nor any of its affiliates has employed any broker, finder or agent in connection with the transactions contemplated by this Agreement, and neither Buyer not any of its affiliates has otherwise become obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.


                                    ARTICLE

                          SURVIVAL AND INDEMNIFICATION



Section 13
Survival of Warranties

All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that suchrepresentations, warranties, agreements, covenants and obligations shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under this Article XIII shall expire.


Section 13
Indemnification by Seller

Seller shall indemnify and hold Buyer and its respective subsidiaries and affiliates and persons servings as shareholders, officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Article XIII) (hereafter, "Losses") which may be sustained or suffered by any of them arising out or based upon any of the following matters:

Fraud, intentional misrepresentation or a deliberate or wilful breach by Seller of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto. Any other breach of any representations, warranty or covenant of Seller under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

Any liability of Seller for Taxes owed by it payable for any period prior to the Date of Closing.

Any and all claims, debts, liabilities and obligations of any type kind or nature which arose, result from or relate in any way to the operation of the Restaurant prior the Date of Closing, but only to the extent that such obligations do not constitute Assumed Obligations.

The claim of any broker, finder or other agent employed by or on behalf of Seller.

Any and all employment practices, decisions, actions or proceedings undertaken by Seller prior to the Date of Closing in connection with the operation of the Restaurant.


Section 13
Limitations on Indemnification by Seller

Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 13.1 shall be subject to the following provisions:

No indemnification shall be payable pursuant to Section 13.2(b) above to any Buyer Indemnified Party, until Losses for which the Buyer may be indemnified hereunder exceed $35,000, whereupon the full amount of such Losses in excess of $20,000 shall be recovered in accordance with the terms hereof; provided, however, that under no circumstances shall the aggregate amount recovered or payable pursuant to Section 13.2(b) to any and all of the Buyer Indemnified Parties exceed the sum payable under Section 3.1 hereof.

No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 13.2(b) (exclusive of claims for indemnification for Taxes or tax related matters) after expiration of eighteen
(18) months from the Date of Closing (the "Indemnification Cut-Off Date").


Section 13
Indemnification by Buyer

Buyer agrees to indemnify and hold Seller and its respective, affiliates and persons serving as officers, directors or employees thereof and Mr. Pew (individually, a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind ornature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Article XIII) (hereafter, "Losses") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

A breach of any representations, warranty or covenants made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claims, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

Any and all failures of the Buyer to pay or to perform and discharge any of the Assumed Obligations. Any and all claims, debts, liabilities and obligations of any type kind or nature which arose, result from or relate in any way to the operation of the Restaurant after the Date of Closing.

Any and all employment practices, decisions, actions or proceedings undertaken by Buyer following the Date of Closing in connection with the operation of the Restaurant.


Section 13
Limitation on Indemnification by Buyer

Notwithstanding the foregoing, the right of Seller Indemnified Partiesto Indemnification under Section 13.4 shall be subject to the following provisions:

No indemnification shall be payable pursuant to Section 13.3(a) above to any Seller Indemnified Party, until Losses for which the Seller may be indemnified hereunder exceed $35,000, whereupon the full amount of such Losses in excess of $20,000 shall be recovered in accordance with the terms hereof.

No indemnification shall be payable to Seller or Mr. Pew with respect to claims asserted pursuant to Section 13.3 above after the Indemnification Cut-Off Date.


Section 13
Notice; Defense of Claims

Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of thisAgreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party in conducting a good faith and diligent defense. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate under applicable standard of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party,undertake the defense of such claim, liability or expense (with counsel selected by the indemnified party), and shall have the right to compromise or settle the same (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnify party, then the indemnified party shall make available all information and assistance that the indemnify party may reasonably request and shall cooperate with the indemnify party in such defense.


Section 13
Calculation of Losses

In calculating the amount of any Losses under this Agreement, the parties shall take into account, and reduce the Losses by an amount equal to (i) the net amount of any allowable present tax benefit, as a result of the circumstance giving rise to the Losses, (ii) the present value of any future tax benefit, as a result of the circumstance giving rise to the Losses, and (iii) the amount of any claim or recover available under any insurance policies or against any third parties. For purposes of determining the net amount of any present tax benefit, the marginal combined federal, state and local income tax rate of Buyer and Seller shall be deemed to be forty percent (40%) and payments shall be made on such basis. Subject to the provisions of Sections 13.3 and 13.4, Losses for which a person isrequired to indemnify another person hereunder shall be calculated on a dollar for dollar basis.


                                    ARTICLE

                                 MISCELLANEOUS



Section 14
Entire Agreement

This Agreement has been executed in conjunction with execution of the SPA and the closing contemplated hereunder shall be subject to the closing contemplated under the SPA. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof. Matters disclosed by Seller to Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all sections of this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.


Section 14
Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned, in whole or inpart, by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof shall release the assignor of his or its obligations under this Agreement and, upon any such assignment, the representations, warranties, covenants and agreements contained in this Agreement, plus any other representations, warranties, covenants and agreements reasonably required as a result of such assignment, shall be deemed to have been made by the assignee as well as by the assignor.


Section 14
Risk of Loss

Until this transaction is consummated the entire risk of loss with respect to the Assets and business of Seller shall be borne by Seller which shall, in all events, keep the Assets fully insured against loss, damage or destruction. From and after the closing of this transaction, risk of loss shall be borne by Buyer.

In the event that prior to the Closing Date the Assets, or any portion thereof, are materially destroyed or damaged by fire or other casualty or loss, or the premises or buildings in which the Restaurant are located are so damaged or destroyed, Seller shall promptly notify Buyer in writing, and Buyer shall have ten (10) days after receipt of suchnotice to elect to (i) cancel and terminate this Agreement, or (ii) consummate the purchase contemplated hereby.

In the event of such  damage or  destruction  as  described  in Section  14.3(b)
above, and Buyer elects to consummate the transaction contemplated hereby, Seller shall assign to Buyer all of Seller's rights under, and interest in, all of Seller's insurance policies and contracts and all other rights of Seller to seek indemnification for such loss or damage, all amounts recovered thereunder or thereby by Buyer to remain the sole property of Buyer. If Buyer does not rebuild, replace or restore assets which have been damaged or destroyed, or is prevented from doing so by law or under the terms of any lease applicable to the premises where such damage or destruction occurred, then all such amounts recovered, other than amounts recovered for lost profits or business interruption shall be paid to Seller and to be credited to the payment required under Section 6.2 of this Agreement.

In the event of the damage or destruction referred to in Section 14.3(b) of this Agreement, and Buyer shall not elect to consummate the transactions contemplated by this Agreement, then upon termination and cancellation of thisAgreement, Seller shall refund to Buyer, together with interest thereon, the earnest money, if any, paid by Buyer to Seller under this Agreement.


Section 14
Counterparts

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.


Section 14
No Construction Against Author

This Agreement shall not be construed more strictly against one party than against the other by virtue of the fact that it may have been drafted or prepared by counsel for one of the parties, it being recognized that Buyer and Seller have each contributed substantially and materially to the preparation of this Agreement.


Section 14
Headings

The headings of the Articles and Sections of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.


Section 14
Modifications and Waivers

Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to orshall constitute a waiver of any other provisions hereof (whether or not similar).


Section 14
Fees and Expenses

Each  of the  parties  will  bear  its  own  expenses  in  connection  with  the negotiation  and  the  consummation  of the  transactions  contemplated  by this
Agreement, and, except as expressly provided herein, no expenses of Seller relating in any way to the purchase and sale of the Assets hereunder and the transactions contemplated hereby, including, without limitation legal, accounting or other professional expenses of Seller, shall be charged or paid by Buyer or included in any of the Assumed Obligations.

Buyer will pay all costs incurred, whether at or subsequent to the Date of Closing, in connection with any sales, use, excise, real property and transfer taxes and charges applicable to such transfer, all recording charges and title company fees and premiums applicable to the recordation of deeds and mortgages and other instruments of transfer and the issuance of the title insurance contemplated hereunder, and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Buyer will pay all premiums, charges and costs ofobtaining and providing surveys, appraisals, UCC and title searches for the benefit of Buyer with respect to the Assets.

Notwithstanding anything to the contrary contained herein, the prevailing party in any litigation commenced hereunder shall be entitled to such parties fees and expenses, including reasonable attorneys fees and disbursements.


Section 14
Publicity and Disclosures

No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior written consent of Buyer and Seller.


Section 14
Notices

Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows: If to Seller: c/o DAKA International, Inc. 1 Corporate Place 55 Ferncroft Road Danvers, Massachusetts 01923-4001 Attention: Charles W. Redepenning

                                    With copy to:

                                    Goodwin, Proctor & Hoar, LLP
                                    Exchange Place
                                    Boston, Massachusetts 02109
                                    Attention:  Ettore A. Santucci

                                    If to Buyer:

                                    2397 Palmer Drive
                                    New Brighton, MN 53112
                                    Attn: Stephen J. Wagenheim

                                    With copy to:

                                    Briggs and Morgan
                                    2200 First National Bank Building
                                    St. Paul, Minnesota 55101
                                    Attention:  Richard D. Anderson

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.


Section 14
Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed insuch jurisdiction and without giving effect to the principles of conflicts of law of such jurisdiction.


Section 14
Further Assurances

At any time or from time to time after the Closing Date, either party shall, at the request of the other party, and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement.


Section 14
Severability

If any provision hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality, voiding or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.


Section 14
Survival

Except as set forth in Article XIII above, the representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered by Buyer or Seller hereunder shall survive the closing contemplated hereunder.


Section 14
Legal Representation

     The  parties  acknowledge  that  the law  firm of  Briggs  and  Morgan  has exclusively  represented  the  Buyer  in  connection  with the  negotiation  and execution of thisAgreement and that Seller has retained separate legal representation to review this Agreement. Seller has relied on its own independent legal review and analysis and the advice of its independent legal counsel in connection with the negotiation and execution of this Agreement and not upon the advice of counsel of Briggs and Morgan. The parties further acknowledge that Briggs and Morgan has performed certain services for Seller in connection with the organization and incorporation of Seller and that Briggs and Morgan may, if requested by Buyer, perform certain services for Buyer following the Date of Closing. The parties hereby waive any claim of conflict of interest in connection with the representation referred to in this Section 14.15 and agree that Briggs and Morgan shall not be disqualified by reason of its representation of Buyer from representation of Buyer in connection with any dispute or controversy arising out of this Agreement or out of any of the documents referred to herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

                                         NEW BRIGHTON  VENTURES, INC.,
                                         a Minnesota corporation


                                         BY: /s/ Steven J. Wagenheim
                                         ---------------------------
                                         Its: President


                                         AMERICANA DINING CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Charles W. Redepenning, Jr.
                                         -----------------------------------
                                         Its: Sr. Vice President